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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report, dated January 28, 1997, on the financial statements and supporting schedule and exhibit of GTE South Incorporated included in this Form 10-K, into the Registration Statements previously filed on Form S-3 (File No. 33-65011).




                                                             ARTHUR ANDERSEN LLP


Dallas, Texas
March 26, 1997